                                                                       Exhibit 1

                         AMENDMENT DATED OCTOBER 4, 1991
                      TO FIRST AMENDED DECLARATION OF TRUST
                            OF GRADISON GROWTH TRUST


Paragraph 2.6 is restated as follows:

         2.6 Officers. The Trustees shall annually elect a Chairman, a President, a Secretary and a Treasurer and may elect a Vice Chairman and Vice Presidents and such other officers as they deem necessary or appropriate. The Trustees may authorize the Chairman or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and Vice Chairman, if any, shall be, and the President, Secretary and Treasurer may, but need not be, a Trustee.

         The undersigned hereby certifies that the foregoing amendment to the First Amended Declaration of Trust, of Gradison Growth Trust, was duly effected by the Trustees of the Gradison Growth Trust at a meeting held on July 17, 1991.

         /s/Kevin M. Sheehan
         Secretary         Gradison Growth Trust

                       FIRST AMENDED DECLARATION OF TRUST
                                       OF
                              GRADISON GROWTH TRUST

                                      INDEX

                                                                                              Page
Introduction                                                                                   1
Article I - The Trust
         1.1 Name and Principal Office                                                         2
         1.2 Purpose                                                                           2
         1.3 Definitions                                                                       2

Article II - Trustees
         2.1 Number and Qualification                                                          4
         2.2 Term and Election                                                                 4
         2.3 Resignation and Removal                                                           5
         2.4 Vacancies                                                                         6
         2.5 Meetings                                                                          6

         2.6 Officers                                                                          8
         2.7 By-Laws                                                                           8

Article III - Powers of Trustees
         3.1 General                                                                           9
         3.2 Investments                                                                       9
         3.3 Legal Title                                                                      10
         3.4 Issuance and Repurchase of Securities                                            11
         3.5 Borrow Money                                                                     11
         3.6 Delegation; Committees                                                           12
         3.7 Collection and Payment                                                           12
         3.8 Expenses                                                                         12
         3.9 Miscellaneous Powers                                                             12
         3.10 Further Powers                                                                  13

Article IV - Investment Adviser and Distributor

         4.1 Investment Adviser                                                               15
         4.2 Distributor                                                                      15
         4.3 Parties to Contract                                                              16
         4.4 Provisions and Amendments                                                        16

         Article V - Limitation of Liability and Indemnification

         5.1 No Personal Liability of Shareholders, Trustees, etc.                            17
         5.2 Indemnification of Trustees, Officers, Employees
             or Agents of the Trust                                                           18

         5.3 Exceptions and Limitations to Indemnification                                    19
         5.4 Conditions of Indemnification                                                    19
         5.5 Payment of Expenses                                                              20
         5.6 Non-Exclusivity of Indemnification                                               21



         5.7 No Bond Required of Trustees                                                      21
         5.8 No Duty of Investigation; Notice in Trust
                  Instruments, etc.                                                            21
         5.9 Reliance on Experts, etc.                                                         22

Article VI - Shares of Beneficial Interest

         6.1 Beneficial Interest                                                               23
         6.2 Rights of Shareholders                                                            24
         6.3 Trust Only                                                                        25
         6.4 Issuance of Shares                                                                25
         6.5 Register of      Shares                                                           26
         6.6 Transfer Agent and Registrar                                                      26
         6.7 Transfer of Shares                                                                26
         6.8 Notices                                                                           27

Article VII - Custodian

         7.1 Appointment and Duties                                                            28
         7.2 Central Certificate System                                                        29

Article VIII - Redemption

         8.1 Redemptions                                                                       30
         8.2 Redemption of Shares; Disclosure of Holding                                       30
         8.3 Redemptions of Small Accounts                                                     31

Article IX - Determination of Net Asset Value, Net Income and
             Distribution

         9.1 Net Asset Value                                                                   33
         9.2 Distributions to Shareholders                                                     33
         9.3 Power to Modify Foregoing Procedures                                                34

Article X - Shareholders

         10.1 Meetings of Shareholders                                                         35
         10.2 Notice of Meetings                                                               36
         10.3 Record Date for Meetings                                                         36
         10.4 Proxies, etc.                                                                    36
         10.5 Reports                                                                          37
         10.6 Inspection of Records                                                            38
         10.7 Shareholder Action By Written Consent                                            38

Article XI - Duration; Termination of Trust; Amendment;
 Mergers; Etc.

         11.1 Duration                                                                         39
         11.2 Termination of Trust                                                             39

         11.3 Amendment Procedure                                                              40
         11.4 Merger, Consolidation and Sale of Assets                                         42
         11.5 Incorporation                                                                    42



         Article XII - Miscellaneous
         12.1 Filing                                                                           44
         12.2 Governing Law                                                                    44
         12.3 Counterparts                                                                     44
         12.4 Gender                                                                           44
         12.5 Name                                                                             44
         12.6 Reliance by Third Parties                                                        45
         12.7 Provisions in Conflict With Law or Regulations                                   45

                                  FIRST AMENDED
                              DECLARATION OF TRUST
                                       OF
                              GRADISON GROWTH TRUST


         THIS FIRST AMENDED DECLARATION OF TRUST of Gradison Growth Trust is made the 27th day of July, 1983 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                              W I T N E S S E T H:

         WHEREAS, the Trustees desire to continue a business trust under the law of the State of Ohio for the investment and reinvestment of funds contributed thereto and to amend and restate the Declaration of Trust of Gradison Growth Trust dated May 31. 1983; and

         WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the business trust to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                    ARTICLE I
                                    The Trust

         1.1 Name and Principal Office. The name of the trust created hereby (the "Trust") shall be "Gradison Growth Trust", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name or a name or names that reflect one or more of the Series of the Trust, which name(s) (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or shareholders of the Trust. The principal office of the Trust is located in Cincinnati, Ohio.
         1.2 Purpose. The purpose for which the Trust is formed is to operate as an investment company and to engage in any lawful act or activity for which a business trust may be formed under Sections 1746.01 to 1746.20, inclusive, of the Revised Code of Ohio, as now in effect or hereinafter amended.
         1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:
         The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the Investment Company Act of 1940, whichever may be applicable) shall have the meanings given them in said Act, as amended from time to time.
         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

         "Investment Restrictions" shall mean the restrictions and policies set forth in the Prospectus and designated as those which may not be changed without Majority Shareholder Vote.
         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
         "Prospectus" shall mean the currently effective Prospectus of the Trust under the Securities Act of 1933, as amended.
         "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.
         "Shares" shall mean one class of transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and shall include fractions of Shares as well as whole Shares and Shares issued in series ("Series") as authorized by the Trustees.
         "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.
         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees, and allocated as appropriate to any Series authorized by the Trustees. The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations issued thereunder.

                                   ARTICLE II

                                    Trustees

         Trustees 2.1 Number and Qualification. The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three nor more than fifteen. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.
                  2.2 Term and Election. Each Trustee signatory hereto, or elected or appointed prior to the first meeting of Shareholders, shall (except in the event of resignations, removals or other events creating a vacancy pursuant to Section 2.3 or 2.4 hereof) hold office until the first meeting of Shareholders and until his successor has been elected at such meeting and has qualified to serve as Trustee. Beginning with the Trustees elected at the first meeting of

Shareholders, each Trustee shall serve as a Trustee of the Trust for an indefinite period, subject to resignations, removals or other events creating a vacancy pursuant to Section 2.3 or 2.4 hereof, provided that if, at any time, less than a majority of the Trustees have been elected by the Shareholders, a meeting of the Shareholders shall be called and held within sixty days of the occurrence of such condition for the purpose of electing Trustees. Election of Trustees at any meeting of Shareholders shall be by the affirmative vote of the holders of a majority of the Shares entitled to vote present in person or by proxy. Trustees may succeed themselves in office. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration. Trustees may, but are not required to, own Shares.
         2.3 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, by the vote of two-thirds of the remaining Trustees. In addition, any Trustee may he removed by the holders of record of not less than two-thirds of the outstanding Shares of the Trust, either by a declaration in writing filed with the custodian of the securities of the Trust or by votes cast in person or by proxy at a meeting called for such purpose, which meeting shall be called promptly by the Trustees when requested in writing to do so by record holders of not less than ten percent of the outstanding Shares of the Trust. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
         2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy (other than by reason of an increase in the number of Trustees) a majority of the Trustees continuing in office may fill such vacancy, provided that immediately after filling any such vacancy at least two-thirds of the Trustees then in office shall have been elected by the Shareholders. Any Trustee so elected by the Trustees shall hold office for the period described in Section 2.2 hereof.
         2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, the President, the Secretary or a majority of the Board of Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 72 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a

Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. If less than a majority of the Trustees are present at any meeting, a majority of those present may adjourn the meeting from time to time without further notice; and at such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees. Such consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as votes at the meeting.
         Any committee of the Trustees, including an executive or audit committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members. Such consents shall be filed with the records of the meetings of such committee and shall be treated for all purposes as votes at the meeting.
         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of
Section 1.3 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.
         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.
         2.6 Officers. The Trustees shall annually elect a Chairman, a President, a Secretary, and a Treasurer and may elect a Vice Chairman, Vice Presidents and such other officers as they deem necessary or appropriate. The Trustees may authorize the Chairman or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman, Vice Chairman, if any, and President shall be, and the Secretary and Treasurer may, but need not be, a Trustee.
         2.7 By-Laws. The Trustees may adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

                                   Article III

                               Powers of Trustees

         3.1 General. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have exclusive and absolute control over the Trust Property and thereof the Trust to the same extent as if the Trustees were the of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         3.2 Investments. The Trustees shall have power, subject to the Investment Restrictions, to:
                  (a) conduct, operate and carry on the business of an investment company; and
                  (b) with respect to each Series of Shares authorized by the Trustees, subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of common stocks, securities convertible into common stocks, marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, deposit obligations, bankers acceptances and documented discount notes of domestic commercial banks and savings and loans which are members of the Federal Deposit Insurance

         Corporation or the Federal Savings and Loan Insurance Corporation, short term high-grade corporate debt, including but not limited to commercial paper, and instruments (including repurchase agreements) secured by such obligations. The Trustees may exercise any and all rights, powers and privileges of ownership or interest in respect to any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest as set forth in the Prospectus.
         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.
         3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

                  The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the death, resignation, bankruptcy, adjudicated incompetence, or other incapacity to perform the duties of the office or removal of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
                  3.4 Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Ohio governing business corporations.
                  3.5 Borrow Money. Subject to the Investment Restrictions, the Trustees shall have the power to borrow money or otherwise obtain credit and to secure the same by hypothecating, mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

                  3.6 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of an Ohio business corporation and not prohibited by the 1940 Act.
                  3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.
                  3.8 Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves or any firm of which any of them may be a member or officer such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and may reimburse themselves for expenses reasonably incurred by them on behalf of the Trust.
                  3.9 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation its investment adviser, any distributor and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal, shall not impair the validity of any instrument executed on behalf of the Trust.
         3.10 Further Powers. The Trustees shall have power to conduct the of the Trust and carry on its operations in any and all of its-and maintain offices both within and without the State of Ohio in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE IV

                       Investment Adviser and Distributor

         4.1 Investment Adviser. Subject to a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize such investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such investment adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.
                  4.2 Distributor. The Trustees may in their discretion from time to time enter into a contract providing for the sale of the Shares whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine and as are not inconsistent with the provisions of this
Article IV or the By-Laws. Any such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares.
         4.3 Parties to Contract. Any contract of the character described in
Section 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.
         4.4 Provisions and Amendments. Any contract entered into pursuant to
Section 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract, and amendment thereto or renewal thereof.

                                    ARTICLE V

                          Liability and Indemnification

         5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Provided he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to the Trust, its Shareholders or to any Trustee, officer, employee or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of Trust) or to any other Person in connection with Trust Property or the affairs of the Trust, but nothing contained herein shall protect any Trustee, officer, employee or agent of the Trust against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duty to the Trust or to any Shareholder, Trustee, officer, employee or agent thereof or to any other such Person, and any Shareholder, Trustee, officer, employee or agent of the Trust or any such Person shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability he shall not on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability and shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.
         5.2 Indemnification of Trustees, Officers, Employees or Agents of the Trust. Subject to the exceptions and limitations contained in Section 5.3 and the 1940 Act:
         (a) every person who is, or has been, a Trustee, officer, employee or agent of the Trust shall be indemnified by the Trust to the fullest extent now or hereafter permitted by law against all liabilities and expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent of the Trust or serving or having served, at the request of the Trust, as a director, officer, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise and against amounts paid or incurred by him in the settlement thereof;

         (b) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, including claims, actions, suits or proceedings by or in the right of the Trust to procure a judgment in its favor; and the words "liability" and "expenses" shall include attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and reasonable expenses actually incurred in connection with the proceeding.
         5.3 Exceptions and Limitations to Indemnification. No indemnification shall be provided hereunder to a Trustee, officer, employee or agent of the
Trust:
         (a) against any liability to the Trust or its Shareholders, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his office; or
         (b) with respect to any matter as to which he has not acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust; or
         (c) in the case of any criminal proceeding, with respect to any conduct which he had reasonable cause to believe was unlawful.
         5.4 Conditions of Indemnification. Any indemnification under Section
5.2 shall be made by the Trust only after:
         (a) a final decision on the merits by a court or other body before whom the claim, action, suit or proceeding referred to in Section 5.2 was brought that the person to be indemnified was not liable by reason of conduct described in Section 5.3; or

         (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of conduct described in Section 5.3, such determination to be made by either (i) the vote of a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the claim, action, suit or proceeding, or (ii) an independent legal counsel in a written opinion, unless there has been a dismissal of the claim, action, suit or proceeding against the person to be indemnified for insufficiency of evidence of any conduct with which he has been charged described in Section 5.3, in which case indemnification shall be mandatory.
         5.5 Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any claim, action, suit or proceeding may be paid by the Trustees in advance of the final disposition thereof after (a) a determination by a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the claim, action, suit or proceeding, or independent counsel, in a written opinion, that, based upon a review of readily available facts, that there is reason to believe that the person will ultimately be found entitled to indemnification; and (b) upon receipt of a written affirmation by the Trustee, officer, employee or agent of the Trust of his good faith belief that the standard of conduct necessary for indemnification has been met; and (c) upon receipt of an undertaking by the person to be indemnified to repay such payment if he shall be found not to be entitled to indemnification under Section
5.2 through Section 5.4, and (d) the person provides security for his undertaking, or the Trust is insured against losses arising by reason of unlawful advances.

         5.6 Non-Exclusivity of Indemnification. The rights of indemnification herein provided shall not be deemed exclusive of any other rights to which a person may be entitled under any By-Law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and to inure to the benefit of the heirs, executors and administrators of the person. The rights of indemnification herein provided may be insured against by policies maintained by the Trust.
         5.7 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or security or other security for the performance of any of his duties hereunder.
         5.8 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.
         5.9 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its Trustees, officers or employees or by its investment adviser, a distributor, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   Article VI

                          Shares of Beneficial Interest

         6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest without par value. The Shares may be issued from time to time, in one or more Series, each such Series to differ from every other Series then outstanding as may be determined from time to time by the Trustees prior to the issuance of any Shares thereof, in any or all of the following, but in no other respects; provided that the Trustees shall not issue any Series that would constitute a senior security prohibited under the 1940 Act or would otherwise violate any provision of the 1940 Act:
         (a) The designation of such Series, by a distinguishing number, letter or title as the Trustees may deem;
         (b) The assets and liabilities, if any, to be specifically allocated to such Series;
         (c) The method of calculating net investment income and expenses attributable to such Series;
         (d) The right, if any, of the Shareholders of any Series to convert the same into Shares of any other Series and the terms and conditions of such conversion;
         (e) The rights of Shareholders of a Series to receive dividends and other distributions; and
         (f) The separate voting rights, if any, of Shareholders of such Series with respect to matters that affect such Series only and do not affect the rights of Shareholders of any other Series then outstanding.
All Shares shall be of equal rank, shall together constitute a single class of shares of beneficial interest in the Trust and shall be identical in all respects except as may be fixed by the Trustees as herein above provided. The number of such shares of beneficial interest of any Series authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.
         6.2 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the proportionate beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. Voting rights shall be exercised by the holders of Shares of all Series, as a single class, or by the holders of Shares of one or more specific Series, voting separately, as required by the 1940 Act or otherwise contemplated by this Declaration, so that Shareholders shall exercise their voting rights only as to matters that affect the Trust generally or their Series specifically. The term "entitled to vote" as used in this Declaration shall be construed to apply to all Shareholders or to holders of Shares of one or more particular Series, as is appropriate in each particular instance. The Shareholders shall have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust or the Trustees and shall have no preference, appraisal, conversion or exchange rights, except for rights of conversion or exchange specified in Section 6.1.
         6.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
         6.4 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/100ths of a Share or multiples thereof.

         6.5 Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to the holders of the Shares and as to who shall be entitled to receive dividends or distributions or otherwise exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. Certificates will not be issued for the Shares unless specifically requested by a Shareholder and the Trustees, in their discretion, may promulgate appropriate rules and regulations as to their use.
         6.6 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.
         6.7 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trust or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trust nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trust or a transfer agent of the Trust, but until such record is made, the of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trust nor any transfer agent or registrar nor any transfer agent of the Trust shall be affected by any notice of such death, incompetence, or other operation of law.
         6.8 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

                                   ARTICLE VII

                                    CUSTODIAN

         7.1 Appointment and Duties. The Trustees shall at all times employ a bank or trust company organized under the laws of the United States or the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as, its agent, but subject to such restrictions, limitations and other requirements if any, as may be contained in the By-Laws of the Trust and the 1940:
         (a) to hold the securities owned by the Trust and deliver the same upon written order;
         (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
         (c) to disburse such funds upon orders or vouchers and to employ such custodian as its agent for such purpose;
         (d) if authorized by the Trustees, to keep the books and accounts of the Trust and to furnish clerical and accounting services; and
         (e) if authorized by the Trustees, to compute the net income of the Trust and the net income attributable to each Series, if any, of Shares of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).
         7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                      VIII

                                   Redemption

         8.1 Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the application of a formula adopted for such purpose by resolution of the Trustees (which formula shall be consistent with the 1940 Act, and the rules and regulations promulgated thereunder); provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust at the time of the repurchase or redemption; (b) if the Shares to be redeemed or repurchased are Shares of a Series with interests in assets specifically allocated to such Series, such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust so allocated at the time of the redemption or repurchase;
(c) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus from time to time.

         8.2 Redemption of Shares; Disclosure of Holding. If the Trustees at any time and in good faith be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.
         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.
         8.3 Redemptions of Small Accounts. Due to the relatively high cost of maintaining investment accounts, the Trustees shall have the power to redeem Shares at a redemption price determined in accordance with Section 8.1 if at any time the total investment in such account does not have a value of at least $500 or such other amount as the Trustees may in their discretion from time to time determine and as shall be set forth in the Prospectus. In such event Shareholders will be notified that the value of their account is less than the designated minimum and allowed 60 days to make an additional investment before redemption is processed.

                                       IX

                           Determination of Net Asset
                       Value, Net Income and Distribution

         9.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at least once on each business day on which it shall be reasonably practicable to determine the value of the assets of the Trust in accordance with the rules and regulations of the Commission, and at such other times as the Trustees by resolution may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. Separate determinations of net asset value shall be made for Shares of each Series, if any, with respect to which specific assets of the Trust have been allocated. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the custodian, the transfer agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.
         9.2 Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the holders of Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees and allocable to such Shares as they may deem proper. Such distribution may be made in cash or in property, subject to compliance with the 1940 Act (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits attributable to the Shares such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the Trust's business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plan, cash dividend payout plans or related plans as the Trustees shall deem appropriate.
         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
         9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to
Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exception issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE X

                                  Shareholders

         10.1 Meetings of Shareholders. (a) Annual Meetings. The first meeting of the Shareholders shall be held at such place within or without the State of Ohio on such day and at such time as the Trustees shall designate. The presence in person or by proxy of the holders of one-third of the outstanding Shares entitled to vote shall constitute a quorum at any meeting of Shareholders. Except as otherwise specified in this Declaration or by a specific superseding statutory provision, any action may be taken or authorized by the Shareholders (a quorum being present) upon the affirmative vote of the holders of a majority of the Shares entitled to vote present in person or by proxy. A majority of such Shares represented at any meeting (whether or not a quorum is present) may adjourn the meeting from time to time without further notice; and at such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally notified. Except as required by the 1940 Act or as provided herein, there shall be no Annual Meetings of Shareholders.

         (b) Special Meetings. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee, upon written request of Shareholders holding in the aggregate not less than 25% of the outstanding Shares having voting rights with respect to the matters to be brought before the meeting, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Ohio on such day and at such time as the Trustees shall designate.

         10.2 Notice of Meetings. Written notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote on the matters to be brought before such meeting at registered address, mailed at least 7 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.
         10.3 Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders, any distribution or any other action as a record date for the determination of the Persons to be treated as Shareholders record for such purposes, except for dividend payments which shall be governed by Section 9.2 hereof.
         10.4 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. If the holder of any Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         10.5 Reports. The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust (or of each Series) prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually, an interim report containing an unaudited balance sheet of the Trust as at the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period, which report may be furnished as to each Series separately rather than the entire Trust if deemed desirable.

         10.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of an Ohio business corporation.

         10.7 Shareholder Action By Written Consent. Any action which may be authorized or taken at a meeting of the Shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Trust.

                                   Article XI

            Duration; Termination of Trust; Amendment; Mergers, Etc.

         11.1 Duration. Subject to possible termination in accordance provisions of Section 11.2 hereof, the Trust created hereby shall limitation of time.
         11.2 Termination of Trust. (a) The Trust may be terminated by vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. Upon the termination of the Trust,
         (i) The Trust shall carry on no business except for the purpose of winding up its affairs.
         (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Shareholders in accordance with
         Section 11.4 hereof.
                           (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly of each, among the Shareholders according to their respective rights.

         (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from liabilities and duties hereunder, and the rights and interests shall thereupon cease.

         (c) The provisions of Sections 11.2(a) and (b) shall further be applicable to the termination of any one or more but less than all Series in which case the language of such Sections shall be applied and interpreted so as to relate only to the Series being terminated rather than the entire Trust.
         11.3 Amendment Procedure. (a) This Declaration may be amended by affirmative vote of the holders of a majority of the Shares entitled to vote at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and by the holders of a majority of such Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.
         (b) No amendment may be made, under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by impairing or diminishing the preferences, voting powers, restrictions, qualifications, special or relative rights or privileges pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares; if Shares have been issued in Series and such amendment would not affect Shares of all Series equally, no such amendment may be made except with the vote or consent of the holders of two-thirds of the Shares of each Series affected by such amendment. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.
         (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders as aforesaid shall be conclusive evidence of such amendment when lodged among the records of the Trust. Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
         11.4 Merger, Consolidation and Sale of Assets. To the extent permitted by law as now or hereafter in effect, the Trust or any Series may merge or consolidate with any other corporation, association, trust, Series or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or of the portion of the Trust Property allocated to such Series), including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for that purpose by the affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote shall be sufficient authorization.
         11.5 Incorporation. With the approval of the holders of a majority of the Shares outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect.

                                   ARTICLE XII

                                  Miscellaneous

         12.1 Filing. This Declaration and any amendment hereto shall be filed with the Office of the Secretary of State of Ohio.
         12.2 Governing Law. The Trust created by this instrument is created under and is to be construed and administered according to the laws of the State of Ohio.
         12.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
         12.4 Gender. Words denoting the male gender in this Declaration shall be construed to denote either the male or female gender, or any Person, as appropriate in any particular case.
         12.5 Name. Gradison & Company Incorporated ("Gradison") has consented to the use by the Trust of the identifying word "Gradison" in the name of the Trust. Such consent is conditioned upon the employment of Gradison as investment adviser of the Trust. As between the Trust and itself, Gradison controls the use of the name of the Trust insofar as such name contains the identifying word "Gradison." Gradison may from time to time use the identifying word "Gradison" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. Gradison may require the Trust to cease using the identifying word "Gradison" in the name of the Trust if the Trust ceases to employ Gradison or a subsidiary thereof as investment adviser of the Trust.

         12.6 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any ByLaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.
         12.7 Provisions in Conflict With Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
         (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

         Walter G. Alpaugh

         Lawrence A. Leser

         William J. Leugers, Jr.

         George Rieveschl, Jr.

         Donald E. Weston